UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: July 19, 1996
                        (Date of earliest event reported)


                             UNIVERSAL HOLDING CORP.
- - --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               New York             0-11321         11-2580136
               -----------------------------------------------
           (State or other       (Commission       IRS Employer
           jurisdiction of       File Number)     Identification
            incorporation)                           Number)


           Mt. Ebo Corporate Park, Route 22, Brewster, New York 10509
           ----------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number
      including area code                                  (914) 278-4094


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 4--Changes in Registrant's Certifying Accountants

On July 15, 1996, the Board of Directors of the Company approved the engagement of Ernst & Young, LLP as its independent auditors for the fiscal year ending December 31, 1996 to replace the firm of KPMG Peat Marwick, LLP, who were dismissed as auditors of the Company effective July 15, 1996. The audit committee of the Board of Directors approved the change in auditors on July 15, 1996.

The reports of KPMG Peat Marwick, LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1995 and 1994, and in the subsequent interim period, there were no disagreements with KPMG Peat Marwick, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG Peat Marwick, LLP, would have caused KPMG Peat Marwick, LLP to make reference to the matter in their report.

The Company has requested KPMG Peat Marwick, LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter will be forwarded to the Commission within 10 days of the filing of this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          UNIVERSAL HOLDING CORP.


                                          By: /s/ ROBERT A. WAEGELEIN
                                              ----------------------------
                                              Robert A. Waegelein
                                              Senior Vice President
                                              Chief Financial Officer

Dated:  July 19, 1996